SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 12, 2007
SPARTECH CORPORATION

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)

120 South Central Avenue, Suite 1700, Clayton, Missouri	63105

(Address of principal executive offices)	(Zip Code)
(314) 721-4242

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPARTECH CORPORATION
FORM 8-K
Item 2.02. Results of Operations and Financial Condition.
On March 12, 2007, the Company issued a press release regarding its earnings results for its first fiscal quarter ended February 3, 2007 and regarding changes in its earnings guidance for the remainder of fiscal 2007. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 8.01. Other Events.
On March 14, 2007, the Company held its 2007 annual meeting of shareholders. Pursuant to management’s proposals as described in the Company’s proxy statement for the meeting, the shareholders approved the re-election of incumbent directors George A. Abd, Edward J. Dineen and Pamela F. Lenehan for three-year terms expiring in 2010, and ratified the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2007.
Pursuant to Securities and Exchange Commission Rule 14a-8, the Company’s proxy materials had included a proposal by Mr. Robert M. Becker, the beneficial owner of 100 shares of common stock of the Company, urging the Board of Directors to take the necessary steps to eliminate the classification of directors and require that all directors stand for election annually. However, Mr. Becker failed to attend the meeting to present his proposal or to have someone else present his proposal on his behalf, and no one else requested that the proposal be considered in Mr. Becker's absence; therefore the proposal was not voted on at the meeting.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description

99.1	Press release of Spartech Corporation dated March 12, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION

Date March 16, 2007	By	/s/ JEFFREY D. FISHER

Jeffrey D. Fisher Senior Vice President and General Counsel